SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        August 15, 2003
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                               InfoNow Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     00-19813                 04-3083360
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(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)               File Number)          Identification No.)



1875 Lawrence Street, Suite 1100, Denver, CO                            80202
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code        303-293-0212
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 9.  Regulation FD Disclosure.


     On or about August 15, 2003, InfoNow Corporation mailed a Mid-year Update from the CEO to current and prospective shareholders. The text of the letter, which summarizes previously publicly disclosed information, is provided below.



(logo)
InfoNow Corporation
1875 Lawrence Street, 11th Floor
Denver, CO 80202 USA

August 15, 2003

Dear InfoNow Investor,

I'm pleased to report that InfoNow delivered year-over-year improvements in revenue, earnings, and cash flow despite a tough external environment. For the first half of 2003, we reported:
- revenue of $6.6 million, up 10 percent compared to the same period last year;
- earnings of $36,000, a significant improvement compared to a net loss of $582,000 in the first half of 2002;
- operating cash flow of $385,000 versus an operating cash use of $8,000 a year ago;
- total cash flow of $189,000, up from total cash flow of $85,000 for the first half of 2002; and
-    a cash balance of $2.7 million, up 14 percent year-over-year.

Early in the year, we sharpened our strategic and operating focus on our new Channel Insight solution. This break-through technology can track millions of end-customer sales transactions through the channel. This enables clients to know who their customers are and what they are buying, and therefore, allows them to:
-    gain valuable insights into end-customer activity and behavior;
- assign completed sales transactions to sales executives for purposes of compensation; - measure the effectiveness of sales and marketing campaigns;
- segment sales by product line, vertical market, business-size and key accounts; and
- develop highly competitive business strategies based on real-time market information.
We believe there is a large and growing market for this solution and, as far as we can tell, no one else can do what we do. Consequently, we have applied for patent protection for this technology, and we are doing everything we can do to capitalize on our first-to-market position.

Let me review some highlights for the first half of the year:

Customers:

We renewed and/or expanded the Channel Management software and services we provide to nearly 50 percent of our existing clients, including companies such as ABN AMRO, Apple, Avaya, Bank of America, Bank One, Hewlett-Packard, Lexmark, Maytag, TD Canada Trust, Visa and Wachovia. Contract extensions were completed for various elements of the Company's Channel Partner solution and Multi-Channel Opportunity Suite, including partner profiling, locator and lead management applications, as well as the Company's new Channel Insight solution. We also converted a legacy application service provider agreement with our largest client to a license software agreement, which resulted in the recognition of approximately $587,000 of previously deferred revenue in the first quarter.

We completed an agreement with an existing high-tech client to expand its initial Channel Insight deployment to additional tiers of resellers. We also successfully completed proof-of-concepts for our Channel Insight solution with a number of prospective clients. In addition, we completed phase two of a Channel Insight pilot with an existing client, testing new applications in intelligent lead generation and management. This effort should enable us to develop and exploit significant new market opportunities for our Channel Management offering.

Sales and Marketing:

We continued to invest in improving sales processes through recruitment of new sales personnel, the development of new sales tools and ongoing sales training. In the first quarter, we added one account manager and one pre-sales engineer to the sales team. We now have 14 people in sales, including seven quota-carrying reps. During the first half of 2003, we made meaningful progress moving Channel Insight opportunities through the sales pipeline. A number of Channel Insight prospects completed proof-of-concepts with us and now are characterized as mid-to-late-stage sales opportunities.

We also developed and introduced new Channel Insight sales tools, with the objective of accelerating the sales cycle for this solution. These tools provide prospects an alternative to a full proof-of-concept to demonstrate the capabilities of this technology. Finally, while our front-line sales reps are spending more time moving existing opportunities through the later stages of the sales cycle, we have redirected existing resources to help bring new opportunities into the front-end of the pipeline, and these efforts have met with considerable success.

Software and Services:

We completed enhancements to our Multi-Channel Opportunity solution, including new capabilities for customizing client business rules, and enhanced functionality to support client compliance with the Americans with Disabilities Act. We focused the majority of our development efforts, however, on our Channel Insight technology. In the first half of the year, we added increased functionality for commission credit assignment, enhanced business intelligence, and data mining. We also standardized input formats for accepting client data, created more efficient administrative tools, and improved the technology for matching sales transactions to end customer businesses. These enhancements should reduce implementation time and cost of Channel Insight deployments and enable us to capture significant efficiencies in our services area.

We completed a broad market assessment and have identified new sales and development opportunities for this solution, including enhanced functionality for the design, generation and measurement of marketing campaigns, the management of market development and co-op funds, and the support of other corporate functions.

One of the most exciting opportunities we've identified is in the area of marketing campaigns and promotions. Companies that sell through complex channels easily spend hundreds of millions of dollars to generate new sales opportunities
- through third party call centers, specific market promotions, and other broad based marketing programs. Without visibility into who their end-customers are and what they are buying, these companies struggle to effectively target these campaigns and measure the results of their efforts. Over the past two quarters, we've been working with an existing client to help them implement very targeted marketing campaigns. Using Channel Insight data to identify end-customer buying patterns, we were able to identify a specific set of high-potential opportunities, couple them with highly targeted promotions, and deliver them to channel partners to offer to end customers. As a result, our client was able to increase partner loyalty, drive sales through the channel, and increase revenues. We're also finding that the sales impact goes beyond the targeted product. There's a meaningful "halo effect" - and we're seeing an increase in sales of ancillary products as well. Based on these promising early results, we're about to embark on phase three of this pilot, with a new campaign promoting more specialized, higher-margin products.

We're very excited about the potential of this solution. With each test, we're able to refine the technology, processes, and algorithms around this application, and strengthen our ability to incorporate this capability in future releases of our Channel Management offering.

Financial Management

We remain solidly optimistic about the potential market opportunity for Channel Insight and related solutions, and we're making significant progress in exploiting this opportunity. While we now have a growing number of mid-to-late stage opportunities in our pipeline, it remains difficult to predict the exact timing of sales closes, and therefore, the timing of related implementations and revenue recognition.

Since we can't control the timing of sales closes, we focused on reducing the impact of uncertain timing on the business. Recently, we took steps to achieve this objective. These steps included a 14-person reduction in our regular full-time personnel and a significant reduction in our use of temporary resources, both primarily in our Services group. I should note that approximately one third of the cost savings from this initiative came from improved Channel Insight software technology. We also implemented a temporary reduction in employee salaries through the end of this year. These reductions are being implemented across the board, with higher reductions at higher salary levels. The overall effect will be a 10 percent decrease, on average, in total payroll expense through the end of this year.

Our objectives in taking these actions are three-fold:
     - first, we captured efficiencies we've gained through improved Channel Insight software technology;
     - second, we are building more variability into our cost structure, so that we can respond more effectively to variability in revenues quarter-to-quarter; and
     - third, we are marshaling our resources to support continued investment in the sales and development of Channel Insight and related solutions.

We believe these actions will strengthen our ability to pursue a meaningful market opportunity while enhancing our ability to grow profitability in 2003 and beyond.

Summary:

We remain positive and confident about the near-term potential of our Channel Insight solution. On a strategic level, we are focusing our efforts to exploit this technology and the opportunities it presents. We expect to continue to invest in key areas, specifically in sales and development, while maintaining sufficient cash reserves to ensure our long-term success. On a tactical level, we are managing the business to that end.

Based on our assessment of the sales pipeline, and expectations for stronger sales in the second half of the year, we'd like to offer the following guidance for InfoNow's projected performance in 2003:

- For the third quarter, the Company expects flat-to-improving revenue, a smaller net loss and a decline in its cash balance compared to the second quarter, with a return to profitability and positive cash flow in the fourth quarter.

- For the full year, the Company expects to deliver year-over-year improvements in both revenue and earnings.

As always, we appreciate your support, and we invite you to follow our progress.

Sincerely,

/s/ Michael Johnson

Michael Johnson
Chairman and CEO
InfoNow Corporation

Graphs  ($000s):
Revenue: First Half 2002: $5,938; First Half 2003: $6,560
Net Income (Loss): First Half 2002: ($582); First Half 2003: $36
Total Cash Flow: First Half 2002: $85; First Half 2003: $189
Cash Balance: First Half 2002: $2,344; First Half 2003: $2,679

This letter contains forward-looking statements, including statements relating to the Company's expectations for third-quarter and full-year financial results in 2003. Statements regarding future events are based on InfoNow's current expectations and are necessarily subject to associated risks related to, among other things, the Company's ability to meet its 2003 objectives. The statements made herein represent InfoNow's views as of the date of this letter, and it should not be assumed that the statements made herein remain accurate as of any future date. InfoNow undertakes no duty to any person to provide any interim update under any circumstances, except as otherwise required by law. Detailed information on factors that could cause actual results to differ materially from forward-looking statements made in this letter are contained in the Company's reports on form 10-KSB and 10-QSB filed with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.

Limitation of Incorporation by Reference

     In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                INFONOW CORPORATION


Date:    August 15, 2003                        By:  /s/ Harold R. Herbst
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                                                Name:    Harold R. Herbst
                                                Title:   Chief Financial Officer

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